EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 11, 2012 relating to the financial statements and financial statement schedule, which appears in Bazaarvoice Inc.’s Annual Report on Form 10-K for the year ended April, 30 2012.

/s/ PricewaterhouseCoopers LLP

Austin, Texas

September 14, 2012